SCHEDULE 14A INFORMATION
                PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

Filed  by  the  Registrant     [X]
Filed  by  a  Party  other  than  the  Registrant     [  ]

Check  the  appropriate  box:

[ ]  Preliminary Proxy Statement                                  [ ]  Confidential, for Use of the Commission Only
[ ]  Definitive Proxy Statement                                        (as permitted by Rule 14a-6(e) (2))
[ ]  Definitive Additional Materials
[X]  Soliciting Material Pursuant to Rule 14a-12


                              IRT PROPERTY COMPANY
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                (Name of Registrant as Specified In Its Charter)

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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment  of  Filing  Fee  (Check  the  appropriate  box):

[X]   No  fee  required.
[ ]   Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

      (1)   Title of each class of securities to which transaction applies:

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      (2)   Aggregate  number of securities to which transaction applies:

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      (3)   Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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      (4)   Proposed  maximum  aggregate  value  of  transaction:

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      (5)   Total  fee  paid:

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[ ]   Fee  paid  previously  with  preliminary  materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      (1)   Amount  Previously  Paid:

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      (2)   Form,  Schedule  or  Registration  Statement  No.:

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      (3)   Filing  Party:

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      (4)   Date  Filed:

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

                  IRT PROPERTY COMPANY TO HOLD SPECIAL MEETING

ATLANTA (December 18, 2002) - IRT Property Company (NYSE: IRT) today announced that it will hold a Special Meeting of Stockholders on February 12, 2003, at 10:00 A.M. (EST), to approve the previously announced merger of IRT with Equity One, Inc. The Board of Directors of IRT has set December 30, 2002 as the record date for the determination of the holders of Common Stock entitled to notice of, and to vote at, the meeting. The meeting will be held at The Cobb Galleria Centre, Two Galleria Parkway, Atlanta, Georgia 30339.

                           ABOUT IRT PROPERTY COMPANY
                           --------------------------
     A self-administered equity real estate investment trust, IRT specializes in Southeastern United States shopping centers. Anchor tenants include Publix, Kroger, Harris Teeter, Wal-Mart and other popular national and regional chain stores. The portfolio of 89 shopping center investments includes approximately
9.7 million square feet of retail space. For additional information, please visit the company's Web site at www.irtproperty.com.

     The joint proxy statement/prospectus and other relevant documents may be obtained for free from IRT by directing a request to IRT Property Company, 200 Galleria Parkway, Suite 1400, Atlanta, Georgia 30339, Attention: Investor Relations, telephone: (770) 955-4406.

     Equity One and IRT, and their respective directors and executive officers and other members of their management and employees, may be deemed to be participants in the solicitation of proxies from the stockholders of Equity One and IRT in connection with the merger. Information about the directors and executive officers of Equity One and their ownership of Equity One shares is set forth in the proxy statement for Equity One's 2002 annual meeting of stockholders. Information about the directors and executive officers of IRT and their ownership of IRT stock is set forth in the proxy statement for IRT's 2002 annual meeting of shareholders. Investors may obtain additional information regarding the interests of such participants by reading the joint proxy statement/prospectus when it becomes available.